EXHIBIT 10.17

Amendment No. 14 to the License Agreement

This Amendment No. 14 ("Amendment No. 14"), executed this December 20, 2018 with a retroactive effective date as of January 1, 2017, ("Amendment Effective Date") to the License Agreement dated as of November 1, 1994, by and between S&P Dow Jones Indices, LLC ("S&P")  and Cboe Exchange, Inc. ("CBOE"), formerly known as Chicago Board Options Exchange, Incorporated, as previously amended by Amendment No. 1 effective January 15, 1995, Amendment No. 2 effective April 1, 1998, Amendment No. 3 effective July 28, 2000, Amendment No. 4 effective October 27, 2000, Amendment No. 5 effective March 1, 2003, Amended and Restated Amendment No. 6 effective February 24, 2009 (which implemented "Addendum No. 1"), Amended and Restated Amendment No. 7 effective February 24, 2009, Amendment No. 8 effective January 9, 2005, Amendment No. 10 effective June 19, 2009, Amendment No. 11 effective April 29, 2010, Amendment No. 12 effective March 8, 2013, and Amendment No. 13 effective December 21, 2017 (Amendment No. 9 effective April 23, 2007 having been terminated as of February 24, 2009), (the License Agreement, as so amended, the "Prior Agreement"). This Amendment No. 14 and the Prior Agreement shall hereafter be known as the "Agreement".

WHEREAS, the parties have agreed that up to $200,000 in fees payable by CBOE to S&P pursuant Paragraph 5(a)(i) of the Prior Agreement for Compression Trades (as defined below) executed during 2017 and each future calendar year shall be waived.

NOW THEREFORE, the parties agree as follows:

1.	Terms that are used in this Amendment No. 14 but not modified or otherwise redefined herein shall have the respective meanings set forth in the Prior Agreement.

2.

Effective January 1, 2017, the following clause is hereby added at the end of the sentence comprising Paragraph 5(a)(i) of the Prior Agreement: “; provided however notwithstanding the foregoing, where CBOE or an Affiliate of CBOE has rebated transaction fees for closing trades in S&P 500 Contracts executed for purposes of reducing holdings and corresponding capital requirements and such trades result in no transaction fees to CBOE (“Compression Trades”), such as in a compression forum as described in CBOE Rule 6.56, up to an annual cap of two hundred thousand dollars ($200,000) of per Contract fees (or such higher amount as may be approved in writing by S&P in its sole discretion) otherwise payable pursuant to this Paragraph 5(a)(i) for such Compression Trades executed during calendar year 2017 and each year thereafter during the term of this Agreement are hereby waived.  Within thirty (30) business days after the end of each calendar year, CBOE shall provide to S&P a report setting forth the number of Contracts traded as Compression Trades for which rebates have been paid and the corresponding total amount of per Contract fees waived by S&P, which S&P shall treat as Cboe confidential information.  At S&P’s option, S&P may terminate the foregoing fee waiver set forth in this Section 5(a)(i) upon written notice to CBOE with effect at any time as of January 1, 2023 forward during the Term. In addition, S&P may terminate the foregoing fee waiver at any time during the Term upon written notice to CBOE if applicable laws, rules or regulations change such that the benefit of Compression Trades is eliminated.”

3.

For the avoidance of doubt, any fees waived pursuant to the clause added to Paragraph 5(a)(i) of the Prior Agreement (pursuant to Paragraph 2 of this Amendment No. 14) shall not be included in the Annual Minimum or Annual Maximum calculation described in Addendum 3 of the Prior Agreement.

4.	Provisions of the Prior Agreement not expressly modified by this Amendment No. 14 will continue in effect.

Signature page follows

CONFIDENTIAL

The terms and conditions of this Amendment No. 14 are acknowledged and agreed to:

Cboe Exchange, Inc.		S&P Dow Jones Indices, LLC

Signed:	/s/ John F. Deters	Signed:	/s/ Bo Chung

Name:	John F. Deters	Name:	Bo Chung

Title:	CSO & Head of MAS	Title:	Managing Director

Date:	12/20/2018	Date:	December 20, 2018

CONFIDENTIAL